UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 12, 2008

BOSTON PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13087	04-2473675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On August 12, 2008 and August 13, 2008, Boston Properties Inc. (the “Company”) completed the acquisitions of 540 Madison Avenue, Two Grand Central Tower and 125 West 55th Street in New York City through joint ventures among the Company, US Real Estate Opportunities I, L.P., which is a partnership managed by Goldman Sachs, and Meraas Capital LLC, a Dubai-based private equity firm. The Company has a 60% interest in each venture and provides property management and leasing services for the ventures.

The Company filed a Current Report on Form 8-K on August 14, 2008 (the “Form 8-K”) to report, among other things, the completion of the acquisitions. The Company hereby amends the Form 8-K to include in Item 9.01 thereof required financial statements, pro forma financial information and the Consent of Pannell Kerr Forster, PC.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

The Combined Statements of Revenue over Certain Operating Expenses, in accordance with Rule 3-14 of Regulation S-X, of Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue for the six months ended June 30, 2008 (unaudited) and for the year ended December 31, 2007.

(b)	Pro Forma Financial Information.

Pro Forma Consolidated Balance Sheet of Boston Properties, Inc. as of June 30, 2008 (unaudited).

Pro Forma Consolidated Statements of Operations of Boston Properties, Inc. for the six months ended June 30, 2008 (unaudited) and for the year ended December 31, 2007 (unaudited).

(d)	Exhibits.

*2.1	Purchase and Sale Agreement, dated as of May 23, 2008, between 125 West 55th Street Owner LLC, Two Grand Central Tower LLC, 540 Investment Land Company LLC, 540 Madison Avenue Lease LLC and BP Manhattan LLC, and (for purposes of Sections 10(h), 20(c)(i), 38(e) and 38(f)) Boston Properties Limited Partnership (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Boston Properties, Inc. filed on May 28, 2008).

+23.1	Consent of Pannell Kerr Forster, PC, Independent Registered Public Accounting Firm.

*	Previously filed
+	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES, INC.

Date: October 24, 2008	By:	/s/ Michael E. LaBelle
	Name:	Michael E. LaBelle
	Title:	Senior Vice President, Chief Financial Officer & Treasurer

Independent Auditors’ Report

To the Board of Directors and Stockholders of

Boston Properties, Inc.:

We have audited the accompanying combined statements of revenue over certain operating expenses (the “Statement”) of Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue located in New York City, New York (the “Properties”) for the year ended December 31, 2007. This Statement is the responsibility of the Properties’ management. Our responsibility is to express an opinion on this Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current report on Form 8-K/A of Boston Properties, Inc. dated August 12, 2008) as described in Note 2 and is not intended to be a complete presentation of the Properties’ revenue and expenses.

In our opinion, the Statement referred to above presents fairly, in all material respects, the combined revenue over certain operating expenses (as described in Note 2), of the Properties for the year ended December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

/s/ Pannell Kerr Forster, PC

Pannell Kerr Forster, PC

Boston, Massachusetts

October 24, 2008

Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue

Combined Statements of Revenue over Certain Operating Expenses

(in thousands)

	For the six months ended June 30, 2008	For the year ended December 31, 2007
	(Unaudited)
Revenue (Note 2):
Rental:
Base rent	$38,717	$74,056
Recoveries from tenants	9,288	20,773
Parking and other	479	812

	48,484	95,641

Certain operating expenses (Note 2):
Cleaning	2,130	4,240
Utilities	3,169	6,323
Repairs and maintenance	3,114	7,882
Security	826	1,598
Management fees	1,069	2,062
General and administrative	296	769
Insurance	392	996
Real estate taxes	9,300	19,187

	20,296	43,057

Excess of revenue over certain operating expenses	$28,188	$52,584

The accompanying notes are an integral part of these statements.

Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue

Notes to the Combined Statements of Revenue

over Certain Operating Expenses

1. Description of the Properties

The accompanying combined statements of revenue over certain operating expenses (the “Statement”) include the operations of Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue (the “Properties”) located in New York City, New York. Two Grand Central Tower is a 44-story mid-block tower that runs from 44th to 45th Street between Lexington and Third Avenue and contains approximately 664,000 rentable square feet. 125 West 55th Street is a 23-story building, spanning from 55th to 56th Street between Avenue of the Americas and Seventh Avenue, that contains approximately 591,000 rentable square feet. 540 Madison Avenue is a 39-story building located at Madison Avenue at 55th Street that contains approximately 292,000 rentable square feet.

On August 12, 2008, Boston Properties Limited Partnership (“Company”), a Delaware limited partnership and the entity through which Boston Properties, Inc. conducts substantially all of its business, completed the acquisitions of 540 Madison Avenue and Two Grand Central Tower from affiliates of Macklowe Properties for a purchase price of approximately $277.1 million and $427.9 million, respectively. On August 13, 2008, the Company completed the acquisition of 125 West 55th Street from an affiliate of Macklowe Properties for a purchase price of approximately $444.0 million.

Each acquisition was completed through a separate joint venture among the Company, US Real Estate Opportunities I, L.P., which is a partnership managed by Goldman Sachs, and Meraas Capital LLC, a Dubai-based private equity firm. The Company has a 60% interest in each venture and will provide customary property management and leasing services for the ventures.

The acquisitions were financed with cash contributions from the ventures’ partners aggregating approximately $575.6 million and the assumption of approximately $573.4 million of secured and mezzanine loans (See Note 4).

2. Significant Accounting Policies

Basis of Presentation

The accompanying Statement has been prepared in accordance with Rule 3-14 of Regulation S-X promulgated by the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, this Statement excludes certain historical expenses not comparable to the operations of the Properties after acquisition such as certain ancillary income, amortization, depreciation, interest, corporate expenses and certain other costs not directly related to the future operations of the Properties.

An audited statement is being presented for the most recent fiscal year available instead of the three most recent years based on the following factors: (i) the Properties were acquired from an unaffiliated party and (ii) based on the investigation of the Properties, the Company is not aware of any material factors, other than those factors described above, relating to the Properties that would cause this financial information not to be necessarily indicative of future operating results.

Rental Revenue

Rental revenue is recognized on a straight-line basis over the terms of the related leases. The difference between recognized rentals and amounts due pursuant to lease terms is recorded as accrued rent. The impact of the straight-line rent adjustment decreased revenue by approximately $1.5 million and $0.7 million for the year ended December 31, 2007 and for the six months ended June 30, 2008 (unaudited), respectively.

Unaudited Interim Information

The Statement for the six months ended June 30, 2008 is unaudited. In the opinion of management, all adjustments necessary for a fair statement of such Statement (in accordance with the Basis of Presentation as described in Note 2) have been included. The results of operations for the period are not necessarily indicative of the Properties’ future results of operations.

Use of Estimates

The preparation of the accompanying Statement in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

3. Description of Leasing Arrangements

The space is leased to tenants under leases with terms that vary in length. Certain leases contain reimbursement clauses and renewal options. Minimum lease payments due under non-cancelable operating leases in effect as of June 30, 2008, for the remainder of 2008 and annually thereafter are as follows:

Amount (in thousands)
2008 (July 1, 2008 through December 31, 2008)	$30,494
2009	84,611
2010	81,855
2011	75,550
2012	63,148
Thereafter	328,113

As of December 31, 2007 and June 30, 2008, one tenant leased approximately 13% of the leasable square feet at Two Grand Central Tower, three tenants leased approximately 91% of the leasable square feet at 125 West 55th Street and two tenants leased approximately 29% of the leasable square feet at 540 Madison Avenue with base rents aggregating approximately $31.6 million and $16.8 million for the year ended December 31, 2007 and for the six months ended June 30, 2008 (unaudited), respectively.

4. Debt Assumption

In connection with the acquisition, the joint ventures assumed debt consisting of the following: Two Grand Central Tower—a $190.0 million secured loan having a per annum stated interest rate of 5.10%, which matures in July 2010; 125 West 55th Street—an aggregate principal amount of $263.5 million of secured and mezzanine loans having a weighted-average stated interest rate of 6.25% per annum, all of which mature in March 2010; and 540 Madison Avenue—two secured loans having an aggregate principal amount of $119.9 million and a weighted-average stated interest rate of 5.20% per annum, each of which matures in July 2013. The assumed debt will be accounted for by the Company on a fair value basis and as a result interest expense for the year ended December 31, 2007 and the six months ended June 30, 2008 is not comparable to future operations of the Properties and has been excluded from the Statement. Combined aggregate principal payments of the secured and mezzanine loans payable at June 30, 2008 are as follows:

Amount (in thousands)
2008 (July 1, 2008 through December 31, 2008)	$200
2009	400
2010	453,900
2011	400
2012	400
Thereafter	118,200

5. Transactions with Affiliates

The owners of the Properties have property management agreements with an affiliate of Macklowe Properties (the “Property Manager”). Under these agreements, the Property Manager provided overall property management services for fees ranging from 2.0% to 2.5% of gross rent receipts. Property management fees totaling approximately $2.1 million and $1.1 million for the year ended December 31, 2007 and for the six months ended June 30, 2008 (unaudited) were incurred and are included within the caption Management Fees in the Statement.

6. Commitments and Contingencies

The Properties are subject to legal claims and disputes in the ordinary course of business. Management believes that the ultimate settlement of any existing potential claims and disputes would not have a material impact on the Properties’ revenue and certain expenses.

The Properties may be potentially liable for costs and damages related to environmental matters, including asbestos-containing materials that may be located at the Properties. The Properties have not been notified by any governmental authority of any non-compliance, liability or other claim, and management is not aware of any environmental condition that management believes will have a material adverse effect on the Properties’ revenue and certain expenses.

Boston Properties, Inc.

Pro Forma Consolidated Financial Statements

Introduction to the Pro Forma Consolidated Balance Sheet

June 30, 2008

(Unaudited)

The accompanying unaudited Pro Forma Consolidated Balance Sheet of Boston Properties, Inc. (the “Company”) is presented as if the acquisition and the related assumption of mortgage indebtedness of Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue, which were completed on August 12, 2008 and August 13, 2008 through unconsolidated joint ventures in each of which the Company has a 60% interest, had been consummated on June 30, 2008.

The Company has not presented the pro forma impact of the acquisition of the General Motors Building, which was completed on June 9, 2008, as the acquisition is already reflected as an investment in an unconsolidated joint venture in the Consolidated Balance Sheet of Boston Properties, Inc. as of June 30, 2008, which is included in Boston Properties, Inc.’s Form 10-Q which was filed with the Securities and Exchange Commission on August 11, 2008.

Such pro forma information is based on the historical Consolidated Balance Sheet of the Company as of that date, giving effect to the transactions described above. This pro forma consolidated financial information should be read in conjunction with the Company’s historical consolidated financial statements and notes thereto, reported on Form 10-Q for the six months ended June 30, 2008 (unaudited). In management’s opinion, all adjustments necessary to reflect the above transactions have been made.

The following Pro Forma Consolidated Balance Sheet is not necessarily indicative of what the actual financial position would have been assuming the above transactions had been consummated on June 30, 2008, nor does it purport to represent the future financial position of the Company.

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED BALANCE SHEET

(Unaudited)

(in thousands, except for share and par value amounts)

	Historical June 30, 2008	2 Grand Central, 125 West 55th & 540 Madison		Pro Forma
ASSETS
Real estate, at cost	$9,277,500	$—		$9,277,500
Construction in process	735,372	—		735,372
Land held for future development	253,313	—		253,313
Less: accumulated depreciation	(1,647,145)	—		(1,647,145)

Total real estate	8,619,040	—		8,619,040
Cash and cash equivalents	112,110	—		112,110
Cash held in escrows	59,644	—		59,644
Investments in securities	20,372	—		20,372
Tenant and other receivables	42,116	—		42,116
Related party note receivable	270,000	—		270,000
Accrued rental income	326,149	—		326,149
Deferred charges, net	305,287	—		305,287
Prepaid expenses and other assets	26,511	—		26,511
Investments in unconsolidated joint ventures	606,696	345,000	(A)	951,696

Total assets	$10,387,925	$345,000		$10,732,925

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$2,535,496	$—		$2,535,496
Unsecured senior notes	1,472,141	—		1,472,141
Unsecured exchangeable senior notes	1,296,252	—		1,296,252
Unsecured line of credit	200,000	345,000	(B)	545,000
Accounts payable and accrued expenses	183,192	—		183,192
Dividends and distributions payable	96,451	—		96,451
Accrued interest payable	55,979	—		55,979
Other liabilities	187,104	—		187,104

Total liabilities	6,026,615	345,000		6,371,615

Commitments and contingencies	—	—		—

Minority interests	663,313	—		663,313

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—		—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—		—
Common stock, $.01 par value, 250,000,000 shares authorized, 119,835,140 issued and 119,756,240 outstanding	1,198	—		1,198
Additional paid-in capital	3,341,887	—		3,341,887
Earnings in excess of dividends	399,502	—		399,502
Treasury common stock at cost	(2,722)	—		(2,722)
Accumulated other comprehensive loss	(41,868)	—		(41,868)

Total stockholders’ equity	3,697,997	—		3,697,997

Total liabilities and stockholders’ equity	$10,387,925	$345,000		$10,732,925

The accompanying notes are an integral part of these financial statements.

Boston Properties, Inc.

Notes to the Pro Forma

Consolidated Balance Sheet

June 30, 2008

(Unaudited)

(A)

Reflects the Company’s net investment in the unconsolidated joint ventures that own Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue, consisting of the Company’s share (60%) of the aggregate gross purchase prices of approximately $1,149.0 million, less assumed aggregate indebtedness of approximately $573.4 million.

(B)

Reflects the portion of the Company’s draw from its unsecured revolving credit facility, which was used to fund the consideration for the Company’s interest in the joint ventures that own Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue.

Boston Properties, Inc.

Introduction to the Pro Forma Consolidated Statements of Operations

For the six months ended June 30, 2008 and for the year ended December 31, 2007

(Unaudited)

The accompanying unaudited Pro Forma Consolidated Statements of Operations of Boston Properties, Inc. (the “Company”) are presented as if (1) the acquisition and the related assumption of mortgage indebtedness of the General Motors Building, which was completed on June 9, 2008 and (2) the acquisitions and the related assumption of mortgage indebtedness of Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue, which were completed on August 12, 2008 and August 13, 2008, each of which were completed through unconsolidated joint ventures in which the Company has a 60% interest, had been consummated on January 1, 2007.

These Pro Forma Consolidated Statements of Operations should be read in conjunction with the historical consolidated financial statements and notes thereto of the Company, reported in the Company’s Form 10-K for the year ended December 31, 2007 and in the Company’s Form 10-Q for the six months ended June 30, 2008.

The unaudited pro forma consolidated financial information prepared by Boston Properties’ management is not necessarily indicative of what the actual results of operations would have been for the six months ended June 30, 2008 or for the year ended December 31, 2007, had the acquisitions of the General Motors Building on June 9, 2008 and the acquisitions of Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue on August 12, 2008 and August 13, 2008, each of which were completed through unconsolidated joint ventures in which the Company has a 60% interest, and the related assumption of mortgage indebtedness, occurred on January 1, 2007, nor does it purport to present the future results of operations of the Company.

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per share amounts)

	Historical Six Months Ended June 30, 2008	The General Motors Building		2 Grand Central, 125 West 55th & 540 Madison		Other Adjustments		Pro Forma
Revenue
Rental:
Base rent	$562,466	$—		$—		$—		$562,466
Recoveries from tenants	98,732	—		—		—		98,732
Parking and other	33,818	—		—		—		33,818

Total rental revenue	695,016	—		—		—		695,016
Hotel revenue	16,232	—		—		—		16,232
Development and management services	11,937	—		—		3,258	(B)	15,195
Interest and other	15,894	—		—		(5,738	)(C)	10,156

Total revenue	739,079	—		—		(2,480)		736,599

Expenses
Real estate operating:
Rental	236,836	—		—		—		236,836
Hotel	12,346	—		—		—		12,346
General and administrative	37,055	—		—		—		37,055
Interest	132,403	—		—		10,400	(D)	142,803
Depreciation and amortization	149,060	—		—		—		149,060
Net derivative losses	3,531	—		—		—		3,531
Losses from early extinguishments of debt	—	—		—		—		—

Total expenses	571,231	—		—		10,400		581,631

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership and gains on sales of real estate	167,848	—		—		(12,880)		154,968
Minority interests in property partnerships	(1,045)	—		—		—		(1,045)
Income from unconsolidated joint ventures	2,897	3,277	(A)	259	(A)	—		6,433

Income before minority interest in Operating Partnership and gains on sales of real estate	169,700	3,277		259		(12,880)		160,356
Minority interest in Operating Partnership	(27,044)	(476	)(E)	(38	)(E)	1,873	(E)	(25,685)

Income available to common shareholders before gains on sales of real estate	$142,656	$2,801		$221		$(11,007)		$134,671

Basic earnings per common share:
Income available to common shareholders before gains on sales of real estate	$1.19							$1.13

Weighted average number of common shares outstanding	119,644							119,644

Diluted earnings per common share:
Income available to common shareholders before gains on sales of real estate	$1.18							$1.11

Weighted average number of common and common equivalent shares outstanding	121,168							121,168

The accompanying notes are an integral part of these financial statements.

BOSTON PROPERTIES, INC.

PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

(Unaudited)

(in thousands, except for per share amounts)

	Historical Year ended December 31, 2007	The General Motors Building		2 Grand Central, 125 West 55th & 540 Madison		Other Adjustments		Pro Forma
Revenue
Rental:
Base rent	$1,084,308	$—		$—		$—		$1,084,308
Recoveries from tenants	184,929	—		—		—		184,929
Parking and other	64,982	—		—		—		64,982

Total rental revenue	1,334,219	—		—		—		1,334,219
Hotel revenue	37,811	—		—		—		37,811
Development and management services	20,553	—		—		6,162	(B)	26,715
Interest and other	89,706	—		—		(25,500	)(C)	64,206

Total revenue	1,482,289	—		—		(19,338)		1,462,951

Expenses
Real estate operating:
Rental	455,840	—		—		—		455,840
Hotel	27,765	—		—		—		27,765
General and administrative	69,882	—		—		—		69,882
Interest	285,887	—		—		31,338	(D)	317,225
Depreciation and amortization	286,030	—		—		—		286,030
Net derivative losses	—	—		—		—		—
Losses from early extinguishments of debt	3,417	—		—		—		3,417

Total expenses	1,128,821	—		—		31,338		1,160,159

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	353,468	—		—		(50,676)		302,792
Minority interests in property partnerships	(84)	—		—		—		(84)
Income from unconsolidated joint ventures	20,428	(2,517	)(A)	(2,230	)(A)	—		15,681

Income before minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	373,812	(2,517)		(2,230)		(50,676)		318,389
Minority interest in Operating Partnership	(64,916)	370	(E)	327	(E)	7,439	(E)	(56,780)

Income available to common shareholders before gains on sales of real estate and discontinued operations	$308,896	$(2,147)		$(1,903)		$(43,237)		$261,609

Basic earnings per common share:
Income available to common shareholders before gain on sale of real estate and discontinued operations	$2.60							$2.20

Weighted average number of common shares outstanding	118,839							118,839

Diluted earnings per common share:
Income available to common shareholders before gain on sale of real estate and discontinued operations	$2.56							$2.17

Weighted average number of common and common equivalent shares outstanding	120,780							120,780

The accompanying notes are an integral part of these financial statements.

Boston Properties, Inc.

Notes to the Pro Forma

Consolidated Statements of Operations

(Unaudited)

(A)

The following tables reflect the historical combined summarized statements of operations of the Company’s unconsolidated joint ventures (reflected in the first column), which have been adjusted to reflect (1) the historical results of operations as reflected in the Statements of Revenue over Certain Operating Expenses (the “Statement”) of the General Motors Building (which Statement was included in the Form 8-K/A of Boston Properties, Inc., which was filed on August 12, 2008) and (2) the historical results of operations as reflected in the Combined Statements of Revenue over Certain Operating Expenses of Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue, as adjusted for the impact of straight-line and “above-” and “below-market” rental income, interest expense and depreciation and amortization for the year ended December 31, 2007 (unaudited) and the six months ended June 30, 2008 (unaudited).

	Six Months Ended June 30, 2008	The General Motors Building	2 Grand Central, 125 West 55th & 540 Madison	Other Adjustments		Pro Forma
Total revenue	$81,894	$100,683	$48,484	$61,138	(1)	$292,199

Expenses
Operating	26,767	32,434	20,296	—		79,497
Interest	28,469	—	—	87,364	(2)	115,833
Depreciation and amortization	26,229	—	—	86,042	(3)	112,271
Losses from early extinguishments of debt	152	—	—	—		152

Total expenses	81,617	32,434	20,296	173,406		307,753

Net income (loss)	$277	$68,249	$28,188	$(112,268)		$(15,554)

Company share of net income (loss)	$1,082	$40,949	$16,913	$(67,361	)(4)	$(8,417)
Elimination of inter-entity interest on partner loan	1,815	—	—	13,035	(5)	14,850

Income from unconsolidated joint ventures	$2,897	$40,949	$16,913	$(54,326)		$6,433

	Year Ended December 31, 2007	The General Motors Building	2 Grand Central, 125 West 55th & 540 Madison	Other Adjustments		Pro Forma
Total revenue	$95,064	$212,793	$95,641	$148,756	(1)	$552,254

Expenses
Operating	35,546	71,352	43,057	—		149,955
Interest	31,883	—	—	191,527	(2)	223,410
Depreciation and amortization	21,386	—	—	208,665	(3)	230,051
Losses from early extinguishments of debt	146	—	—	—		146

Total expenses	88,961	71,352	43,057	400,192		603,562

Income before gain on sale of real estate	6,103	141,441	52,584	(251,436)		(51,308)
Gain on sale of real estate	32,777	—	—	—		32,777

Net income (loss)	$38,880	$141,441	$52,584	$(251,436)		$(18,531)

Company share of net income (loss)	$20,428	$84,865	$31,550	$(150,862	)(4)	$(14,019)
Elimination of inter-entity interest on partner loan	—	—	—	29,700	(5)	29,700

Income from unconsolidated joint ventures	$20,428	$84,865	$31,550	$(121,162)		$15,681

(1)	Total revenue includes adjustments based on the pro forma acquisition date of January 1, 2007 as follows (in thousands):

	Period from January 1, 2008 through June 8, 2008	Year ended December 31, 2007
The General Motors Building:
Reversal of the historical straight-line rent adjustment	$(4,199)	$(8,620)
Pro forma straight-line rent adjustment	3,648	9,689

Adjustment to the straight-line rent adjustment	$(551)	$1,069

Reversal of the historical amortization of “below-market” leases	$(11,126)	$(25,824)
Pro forma amortization of “below-market” leases	60,298	143,033

Adjustment to the amortization of “below-market” leases	$49,172	$117,209

	Six months ended June 30, 2008	Year ended December 31, 2007
Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue:
Reversal of the historical straight-line rent adjustment	$747	$1,521
Pro forma straight-line rent adjustment	1,140	3,306

Adjustment to the straight-line rent adjustment	$1,887	$4,827

Reversal of the historical amortization of “below-market” leases	$—	$—
Pro forma amortization of “below-market” leases	10,630	25,651

Adjustment to the amortization of “below-market” leases	$10,630	$25,651

Total adjustments to total revenue	$61,138	$148,756

(2)

Reflects the pro forma interest expense associated with the following indebtedness related to the acquisition of the General Motors Building, Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue:

The General Motors Building:

•

The assumed secured mortgage loan totaling $1.3 billion, which bears interest at a fixed interest rate of 5.95% per annum and matures on October 7, 2017. The interest expense has been reflected based on the fair value interest rate of 6.50% per annum;

•

The assumed net mezzanine loan totaling $306.0 million, which bears interest at a fixed interest rate of 6.02% per annum and matures on October 7, 2017. The interest expense has been reflected based on the fair value interest rate of 8.00% per annum; and

•

The loans from the joint venture partners in proportion to their ownership interests in the joint venture totaling $450.0 million, which bear interest at fixed interest rates of 11.0% per annum and mature on June 9, 2017.

The pro forma interest expense associated with the assumed indebtedness related to the General Motors Building is as follows (in thousands):

	Period from January 1, 2008 through June 8, 2008	Year ended December 31, 2007
Secured mortgage loan	$36,508	$82,073
Mezzanine loan	10,002	21,965
Partner loans	21,725	49,500

Total	$68,235	$153,538

Two Grand Central Tower:

•

The assumed secured mortgage loan totaling $190.0 million, which bears interest at a fixed interest rate of 5.10% per annum and matures on July 11, 2010. The interest expense has been reflected based on the fair value interest rate of 6.20% per annum;

125 West 55th Street:

•

The assumed secured mortgage loan totaling $200.0 million, which bears interest at a fixed interest rate of 5.75% per annum and matures on March 1, 2010. The interest expense has been reflected based on the fair value interest rate of 6.07% per annum;

•

The assumed mezzanine loans aggregating $63.5 million, which bear interest at a fixed weighted-average interest rate of 7.81% per annum and mature on March 1, 2010. The interest expense has been reflected based on the fair value interest rate of 10.82% per annum; and

540 Madison Avenue:

•

The two assumed secured mortgage loans aggregating $119.9 million, which bears interest at a fixed weighted-average interest rate of 5.20% per annum and mature on July 11, 2013. The interest expense has been reflected based on the fair value interest rate of 6.75% per annum.

The pro forma interest expense associated with the assumed indebtedness related to Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue is as follows (in thousands):

	Six months ended June 30, 2008	Year ended December 31, 2007
Secured mortgage loans	$15,716	$31,230
Mezzanine loans	3,413	6,759

Total	$19,129	$37,989

(3)

Reflects the pro forma depreciation and amortization expense for the General Motors Building, Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue. Depreciation and amortization for the General Motors Building, Two Grand Central Tower, 125 West 55 th Street and 540 Madison Avenue is based on an allocation of the purchase prices at the date of acquisition, in accordance with SFAS No. 141. Depreciation and amortization expense is computed over an estimated useful life of 40 years for the building and over the shorter of the useful life or the related lease term (weighted-average of approximately 8.9 years for the General Motors Building and weighted-average of approximately 6.0 years for Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue) for the tenant improvements and leasing costs (including the value allocated to acquired in-place leases).

The following table summarizes the allocation of the purchase prices, in accordance with SFAS No. 141, at the dates of acquisition (in thousands).

	The General Motors Building	2 Grand Central, 125 West 55th & 540 Madison
Land	$1,139,394	$375,273
Building and improvements	1,957,257	760,431
Tenant improvements	76,384	24,242
Tenant leasing costs	574,004	88,940
Below market assumed debt adjustment	101,395	14,419
Below market rents	(1,057,256)	(107,395)

Total aggregate purchase price	$2,791,178	$1,155,910
Less: Indebtedness assumed, net	(1,606,000)	(573,433)

Net assets acquired	$1,185,178	$582,477

(4)	Reflects the Company’s share (60%) of the pro forma income from the General Motors Building, Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue joint ventures.

(5)	Reflects the elimination of the pro forma interest income associated with the Company’s $270.0 million partner loan, which corresponding interest expense is included in Note (2).

(B)	Reflects the pro forma management fee revenue associated with the property management agreements entered into between the Company and the joint ventures. Under the terms of the agreements, the Company earns management fees equal to 2% of gross revenues.

(C)

Reflects the pro forma reduction in interest income as a result of the cash used for the Company’s investment in the General Motors Building joint venture. The net cash used by the Company totaled approximately $510.0 million, which amount is net of the proceeds from a draw from its unsecured revolving credit facility totaling $200.0 million. The Company’s investment in the unconsolidated joint ventures that own Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue was financed with a draw from its unsecured revolving credit facility.

(D)

Reflects the pro forma increase in interest expense associated with (1) the Company’s $200.0 million draw from its unsecured revolving credit facility, which draw was used to fund a portion of the consideration for the Company’s interest in the General Motors Building joint venture and (2) the portion of the Company’s draw from its unsecured revolving credit facility, which draw was used to fund the consideration for the Company’s interest in the Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue joint ventures. The aggregate pro forma interest expense would increase by an additional $0.7 million and $0.3 million for the year ended December 31, 2007 and the six months ended June 30, 2008, respectively, if interest rates on the unsecured revolving credit facility were  1/8th of a percentage point higher.

(E)

Reflects the pro forma adjustment to Minority Interest in the Operating Partnership related to the minority interest holders’ share of the adjustments to income resulting from the investment in the General Motors Building, Two Grand Central Tower, 125 West 55th Street and 540 Madison Avenue joint ventures.